DAVID M. KELLY

POWER OF ATTORNEY

Know all by these presents, that the undersigned constitutes and appoints each of Robert Edmund,
Sara R. Nichols and Jeffrey B. Hackman, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Kforce, Inc. (the "Company"), Forms 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the "Act") and the rules under the Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 4 or 5 and timely file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary, appropriate or convenient to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted in this Power of Attorney. The undersigned acknowledges that the foregoing attorney- in-
fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. The undersigned further revokes the prior power of attorney granted to
William S. Josey and Judy M. Genshino-Kelly.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be effective as of this
16th day of March, 2015.

/s/ David M. Kelly
David M. Kelly